Exhibit 99.1

Unusual Machines Signs Lease for 17,000 sq ft Orlando Drone Motor Factory

New facility for dedicated large volume U.S. motor production

Orlando, FL – June 4, 2025 – Unusual Machines, Inc. (NYSE American: UMAC), a U.S.-based manufacturer of drones and NDAA-compliant components, today announced it has signed a lease for a 17,000-square-foot drone motor production facility in Orlando, Florida. The factory will significantly expand the company's domestic manufacturing capabilities. Motor deliveries from this facility are scheduled to begin in September 2025.

The facility is designed to support the production of high-performance brushless motors for First-Person View (FPV) and commercial drones. Initially, it will focus on three core motor sizes: 2207, 2807, and 3220. In-house winding capabilities will support both standard and custom KV ratings and hybrid workcells will allow for both high-volume and small-batch production. The space is located near the company's existing headquarters and is an expansion of Unusual Machines' Orlando campus. The proximity to Rotor Riot's technical team and pilot community allows for rapid product feedback and alignment with end-user needs. The production system is designed to eventual scale to monthly production volumes exceeding 50,000 motors.

"Our new facility will enable us to build at scale, while also supporting customer-specific variants through flexible workcells," said Brad Mello, Vice President of Manufacturing. "We're implementing best-in-class practices from day one-lean layouts, digital traceability, and automated quality control-to ensure we can deliver reliable motors at volume with the precision and accountability required for government and commercial customers."

Unusual Machines is pursuing a dual-sourcing strategy for critical components such as magnets, bearings, and stators to insulate against supply chain disruptions. The company plans to offer both Made-in-USA and globally sourced motor variants to meet different regulatory and customer needs.

"This factory is a major milestone in our strategy to rapidly onshore drone component manufacturing," said Allan Evans, CEO of Unusual Machines. "To go fast, we are doing things in parallel and have already placed the equipment orders. We are solving one of the major pain points in the American drone supply chain."

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information, please visit www.unusualmachines.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements include: our expectation that we will expand enterprise sales throughout 2025, our ability to become cash flow positive and the timing, our ability to achieve rapid growth, our expectation concerning the impact from tariffs, our ability to anticipate market conditions, and the impact that the uncertain regulatory environment may have on our ability to accurately model for and grow our consumer business. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include the impact of and duration of the tariff policies, including (i) on the availability and cost of alternate supplies of drone parts, , (ii) on the economy, and (iii) the wars in Ukraine and Israel, as well as governmental delays, future interest rates, and our ability to enhance our existing products, develop new products and create new services for our customers and future customers, and the Risk Factors contained in our Form 10-Q, filed with the SEC on May 8, 2025, Prospectus Supplement filed with the Securities and Exchange Commission (the "SEC") on March 6, 2025 and in our Form 10-K for the year ended December 31, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:
CS Investor Relations
investors@unusualmachines.com
917-633-8980